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                                                                    EXHIBIT 23.3



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of S1 Corporation for the registration of shares of its common stock and to the incorporation by reference therein of our report dated March 15, 2002, with respect to the consolidated financial statements of Yodlee, Inc. included in the Annual Report (Form 10-K) of S1 Corporation for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                      /s/ Ernst and Young LLP

San Francisco, California
April 4, 2002